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                          LEITCH TECHNOLOGY CORPORATION

                                     - AND -

                        PATH 1 NETWORK TECHNOLOGIES INC.

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                          TECHNOLOGY LICENSE AGREEMENT


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                            MADE AS OF APRIL 10, 2000


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                          TECHNOLOGY LICENSE AGREEMENT

         THIS AGREEMENT is made on this 10th day of April, 2000.

B E T W E E N:

                  LEITCH TECHNOLOGY CORPORATION, a corporation incorporated under the laws of Ontario

                  (hereinafter referred to as "Leitch")

                                     - and -

                  PATH 1 NETWORK TECHNOLOGIES INC., a corporation incorporated under the laws of Delaware

                  (hereinafter referred to as "Path 1")

RECITALS:

         WHEREAS Leitch is engaged in the business of designing, manufacturing and selling analog and digital electronic equipment that is used to receive, distribute, process and switch high-quality video and audio signals through broadcast networks;

         AND WHEREAS Path 1 is engaged in the business of designing, constructing and licensing systems which facilitate the delivery of video and audio signals over an Internet Protocol network with negligible latency and jitter;

         AND WHEREAS Leitch wishes to license from Path 1 the Path 1 Intellectual Property (as defined below) and the Network Operating System (as defined below) in accordance with the terms and conditions set out herein;

         AND WHEREAS Leitch and Path 1 wish to set out their respective rights to exploit the Path 1 Intellectual Property and the Network Operating System and their agreement with respect to the payment of royalties and other terms and conditions relating to the licensing of intellectual property contemplated hereunder;

         NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

         1.1      DEFINITIONS

         In this Agreement, the following terms shall have the following meanings:

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                  1.1.1    "AFFILIATE" means, in respect of a Person, another
                           Person that Controls the first Person, is Controlled by the first Person or is Controlled by the same Person that Controls the first Person;

                  1.1.2 "AGGREGATE ANNUAL FEES" means the sum of all monies or other consideration paid by Leitch or any of its Affiliates to Path 1 or any of its Affiliates in the applicable Exclusive Year, whether paid in accordance with this Agreement or otherwise, including, without limitation, all payments made by Leitch to Path 1 pursuant to Section 3.1, all payments made by Leitch or any of its Affiliates to Path 1 or any of its Affiliates relating directly or indirectly to the Network Operating System, and any other consideration paid by Leitch or any of its Affiliates to Path 1 or any of its Affiliates in respect of products, services or other benefits provided by Path 1 to Leitch or any of its Affiliates or customers. Notwithstanding the foregoing, however, Aggregate Annual Fees shall not include any consideration paid by Leitch and/or any of its Affiliates in exchange for equity of Path 1 or any of its Affiliates;

                  1.1.3 "AGREEMENT" means this agreement, and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement. Unless otherwise indicated, references to "ARTICLES" and "SECTIONS" are to articles and sections in this Agreement;

                  1.1.4 "ARM'S LENGTH LICENSEE" means any Person in which neither Path 1 nor any Path 1 Affiliate directly or indirectly owns any equity interest;

                  1.1.5 "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario or the State of California;

                  1.1.6 "CALENDAR DAY" means any day, including weekdays, Saturdays, Sundays and statutory holidays in the Province of Ontario or the State of California;

                  1.1.7 "CONFIDENTIAL INFORMATION" of a Party means any and all information of a Party or any of its Affiliates (in this definition called the "DISCLOSING PARTY") which has or shall come into the possession or knowledge of the other Party or any of its Affiliates (in this definition called the "Recipient Party") in connection with or as a result of entering into this Agreement including information concerning the Disclosing Party's past, present and future customers, suppliers, Technology, and business, provided that such information and material that a Party discloses in a tangible form shall be labelled as confidential or proprietary or, if disclosed orally or in another intangible form, shall be identified as confidential or proprietary prior to disclosure, and shall be reduced to a writing designated as confidential or proprietary and sent to the Recipient Party within thirty (30) Calendar Days after its initial disclosure. For the purposes of this definition,

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                           "information" includes Know-How, data, patents,
                           copyrights, trade secrets, processes, techniques, programs, designs, formulae, marketing, advertising, financial, commercial, sales or programming materials, written materials, compositions, drawings, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas, concepts, and other data, in oral, written, graphic, electronic, or any other form or medium whatsoever. Notwithstanding the foregoing, "Confidential Information" does not include the following information:

                           1.1.7.1 information disclosed in a tangible form that is not labelled as confidential or proprietary;

                           1.1.7.2 information disclosed orally or in another intangible form that is not thereafter reduced to writing, designated as confidential or proprietary, and provided to the Recipient Party within thirty (30) Calendar Days after its initial disclosure;

                           1.1.7.3 information which is in the public domain when it is received by or becomes known to the Recipient Party or which subsequently enters the public domain through no fault of the Recipient Party (but only after it enters the public domain);

                           1.1.7.4 information which is already known to the Recipient Party at the time of its disclosure to the Recipient Party by the Disclosing Party and is not known by the Recipient Party to be the subject of an obligation of confidence of any kind;

                           1.1.7.5 information which is independently developed by the Recipient Party without any use of or reference to the Confidential Information of the Disclosing Party and which such independent development can be established by evidence that would be acceptable to a Court of competent jurisdiction; and

                           1.1.7.6 information which is received by the Recipient Party in good faith without an obligation of confidence of any kind from a third party who the Recipient Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Recipient Party subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received;


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                  1.1.8    "CONTROL" means the deemed control by one Person of
                           another in accordance with the following rules. A Person (a "First Person") controls:

                           1.1.8.1 a body corporate if securities of the body corporate to which are attached fifty percent (50%) or more of the votes that may be cast to elect directors of the body corporate are beneficially owned by the First Person;

                           1.1.8.2 an unincorporated Person, other than a limited partnership, if fifty percent (50%) or more of the ownership interests, however designated, into which the unincorporated Person is divided are beneficially owned by the First Person and the First Person is able to direct the business and affairs of the unincorporated Person;

                           1.1.8.3 a limited partnership if that First Person is the general partner of the limited partnership;

                           1.1.8.4 any Person that is controlled, or deemed to be controlled, by any of the Persons specified in Sections 1.1.8.1, 1.1.8.2, or
                                    1.1.8.3 above other than the First Person;
                                    or

                           1.1.8.5 a Person (a "Second Person") where the aggregate of:

                                    1.1.8.5.1 any securities of the Second
                                              Person that are beneficially owned
                                              by the First Person; and

                                    1.1.8.5.2 any securities of the Second
                                              Person that are beneficially owned
                                              by any Person controlled by the
                                              First Person;

                              is such that, if the First Person and all of the Persons, other than the First Person, referred to in Sections 1.1.8.1, 1.1.8.2, or 1.1.8.3 above that beneficially own securities of the Second Person were one owner, that owner would control the Second Person;

                  1.1.9 "CORE USE" means the general transport or switching of data within a network (including, without limitation, a consumer network, local area network, metropolitan area network or wide area network), such as that performed by network operating systems, switches, routers, hubs, firewalls, gateways, repeaters, bridges, general purpose NIC cards, backbones and trunks;

                  1.1.10   "EFFECTIVE DATE" means April 10, 2000;

                  1.1.11 "ENHANCEMENTS" means repairs, corrections, improvements, modifications, refinements, upgrades, updates, enhancements, new


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                           features, new functions, new versions, and new
                           applications, in any form or medium whatsoever, and all Intellectual Property Rights therein;

                  1.1.12 "EXCLUSIVE MARKET USE" means: the conversion of Professional Material from video, audio and/or associated data to packet data and the conversion of Professional Material from packet data to video, audio and/or associated data. Without limiting the generality of the foregoing, "EXCLUSIVE MARKET USE" includes, without limitation, the conversion of Professional Material from Internet Protocol data packets to video, audio and/or associated data, and the conversion of Professional Material from video, audio and/or associated data to Internet Protocol data packets. For greater certainty, use in connection with: consumer applications; corporate, industrial, medical and scientific video; industrial automation and control; still imaging; teleconferencing; audio or video telephony; videoconferencing; transaction processing; or any Core Use shall not constitute "EXCLUSIVE MARKET USE";

                  1.1.13 "EXCLUSIVE TERM" means the Initial Exclusive Term and any period during which the Initial Exclusive Term or any renewal thereof is extended pursuant to Section 6.2;

                  1.1.14   "EXCLUSIVE YEAR" means:

                           1.1.14.1 the period commencing on the [****]
                                    [****] and ending one (1) year
                                    thereafter; and

                           1.1.14.2 each subsequent contiguous one (1) year
                                    period during the Exclusive Term following the previous Exclusive Year;

                  1.1.15 "FORCE MAJEURE" means: acts of God and the public enemy; the elements; fire; accidents; vandalism; sabotage; power failure; failure, delay or disruption of transportation or telecommunications facilities; civil or public disturbances; any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including the orders and judgments of courts; third party non-performance caused by an event of Force Majeure; and any other similar cause;

                  1.1.16 "INITIAL EXCLUSIVE TERM" shall have the meaning ascribed to that term in Section 6.2;

                  1.1.17 "INITIAL TERM" shall have the meaning ascribed to that term in Section 6.1;

                  1.1.18   "INTELLECTUAL PROPERTY RIGHTS" means:

                           1.1.18.1 any and all proprietary rights provided
                                    under:

                                    1.1.18.1.1 patent law;


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                                    1.1.18.1.2 copyright law (including moral
                                               rights);

                                    1.1.18.1.3 trade-mark law;

                                    1.1.18.1.4 design patent or industrial
                                               design law;

                                    1.1.18.1.5 semi-conductor chip, integrated
                                               circuit topography or mask work
                                               law; or

                                    1.1.18.1.6 any other statutory provision or
                                               common law principle applicable
                                               to this Agreement, including
                                               trade secret law,

                                    which may provide a right in either ideas, formulae, algorithms, concepts, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and

                           1.1.18.2 any and all applications, registrations,
                                    licenses, sub-licenses, franchises,
                                    agreements or any other evidence of a right in any of the foregoing; and

                           1.1.18.3 all licenses and waivers and benefits of
                                    waivers of the intellectual property rights set out in Sections 1.1.18.1 and 1.1.18.2 above, all future income and proceeds from the intellectual property rights set out in Sections 1.1.18.1 and 1.1.18.2 above, and all rights to damages and profits by reason of the infringement of any of the intellectual property rights set out in Sections 1.1.18.1 and 1.1.18.2 above;

                  1.1.19 "INTERNET PROTOCOL" means the network layer protocol used by computers to transmit, receive and process data over the Internet;

                  1.1.20 "KNOW-HOW" means experience, skills and expertise in non-tangible form relating to Technology and consulting and advisory services relating to such experience, skills and expertise;

                  1.1.21   [****]

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                           [****]

                  1.1.22 "NET TRUECIRCUIT PRODUCT REVENUE" means, in respect of each TrueCircuit Product sold by Leitch or any Leitch sublicensee, all monies or other consideration collected by Leitch or such Leitch sublicensee, as applicable, in connection with the sale of such TrueCircuit Product, net of all: (i) taxes collected by Leitch or such Leitch sublicensee, as applicable, on such revenue (including, without limitation, sales, use, goods and services, and other similar taxes imposed by any federal, provincial, municipal or other governmental body), credits (including shipping and restocking costs, if applicable) and bad debts; (ii) agency commissions; and (iii) shipping costs, credit card transaction fees paid to or deducted by third parties, and duties or brokerage costs incurred by Leitch or such Leitch sublicensee, as applicable, in each case calculated in accordance with Canadian GAAP;

                  1.1.23 "NETWORK OPERATING SYSTEM" means a software kernel including TrueCircuit Technology which, like a computer operating system, allocates, manages and controls the network resources including, without limitation, [****], bandwidth, [****] and [****], and collects statistics relating to these resources and to the users thereof;

                  1.1.24 "NON-EXCLUSIVE MARKET USE" means any and all uses other than Exclusive Market Uses;

                  1.1.25 "OFFER" shall have the meaning ascribed to that term in Section 2.4;

                  1.1.26 "PARTIES" means Leitch and Path 1 and "PARTY" means any one of them (as the context indicates);

                  1.1.27   "PATH 1 INTELLECTUAL PROPERTY" means:

                           1.1.27.1 all Technology, Technology Documentation,
                                    Know-How and other Confidential Information relating to the TrueCircuit Technology owned or licensed by Path 1 as of the Effective Date;

                           1.1.27.2 Enhancements to any of the Technology,
                                    Technology Documentation, Know-How or other
                                    Confidential Information identified in
                                    Section 1.1.27.1;

                           1.1.27.3 any new Technology, Technology
                                    Documentation, Know-How or other
                                    Confidential Information relating to the
                                    TrueCircuit Technology;

                           1.1.27.4 the Network Operating System; and


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                           1.1.27.5 any trade-marks, trade names, service marks,
                                    logos or other distinguishing features of Path 1 which Leitch is required to display pursuant to Section 4.1 hereof;

                  1.1.28 "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

                  1.1.29   "PROFESSIONAL MATERIAL" means:

                           1.1.29.1 audio or video signals created or
                                    distributed by commercial Persons
                                    (including, without limitation, producers and broadcasters) for ultimate receipt or use by non-commercial Persons; and

                           1.1.29.2 data relating to, describing or otherwise
                                    used in connection with the signals
                                    described in Section 1.1.29.1, including, without limitation: specification, control and monitoring data; closed captioning information; teletext; and teleprompting information.

                           Without limiting the generality of the foregoing, "PROFESSIONAL MATERIAL" includes, without limitation, audio or video signals created or distributed by motion picture studios, television and cable networks (including, without limitation, networks such as ABC, NBC, CBS and FOX), radio stations and networks, and entities licensed by the U.S. Federal Communications Commission or any equivalent foreign regulatory authority;

                  1.1.30 "PROPOSED LICENSEE" shall have the meaning ascribed to that term in Section 2.2(ii)(A);

                  1.1.31 "ROYALTY-FREE PERIOD" means the period beginning on the Effective Date and continuing for a period of [****] from the [****];

                  1.1.32 "SUBLICENSE" means granting end-user licenses to executable code to use, but not to modify, executable versions of software provided in connection with TrueCircuit Products;

                  1.1.33 "TECHNOLOGY" means computer programs, applications, application programming and other interfaces, integrations, applets, software, firmware, hardware, mainframes, personal computers, servers, client/server stations, network equipment, semi-conductor chips, embedded software, routers, communication lines and other equipment


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                           technology products, trade secrets, processes,
                           other intellectual property and technology, and any services related to any of the foregoing (including all Intellectual Property Rights therein);

                  1.1.34 "TECHNOLOGY DOCUMENTATION" means all information, instructions, manuals, designs, drawings, models, samples, schematics, experimental or test data, notes, charts, reports, specifications, prototypes and other information:

                           1.1.34.1 relating to the development, use,
                                    installation, implementation, integration, set-up, configuration, operation, updating, enhancement, modification, maintenance or support of Technology; or

                           1.1.34.2 used in connection with the instruction and
                                    training of individuals in the development, use, installation, implementation, integration, set-up, configuration, operation, updating, enhancement, modification, maintenance or support of Technology, in any form or medium whatsoever and whether or not copyrightable, and all Intellectual Property Rights therein;

                  1.1.35 "TERM" means the Initial Term and any period during which the Initial Term or any extension thereof is extended pursuant to Section 6.1;

                  1.1.36 "TRUECIRCUIT TECHNOLOGY" means Technology which is designed to facilitate the real-time transport of data over Internet Protocol networking infrastructures and includes, without limitation, all Enhancements to such Technology developed by Path 1 during the Term hereof; and

                  1.1.37 "TRUECIRCUIT PRODUCTS" shall have the meaning ascribed to that term in Section 2.1.

         1.2      HEADINGS AND TABLE OF CONTENTS

         The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

         1.3      TECHNICAL TERMS

         Each word and abbreviation which has a technical or trade meaning is used in this Agreement in accordance with such recognized meaning.

         1.4      CURRENCY

         Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in the lawful currency of the United States.

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         1.5      EXTENDED MEANINGS

         Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders. The terms "including" and "include" shall mean "including without limitation" and "include without limitation", respectively.

         1.6      LEGAL COUNSEL

         The Parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

         1.7      AGREEMENT AND SCHEDULES AMENDMENTS AND SUPPLEMENTS

         This Agreement, including each Schedule to this Agreement, may not be amended or supplemented except by mutual written agreement of authorized representatives of the Parties. Any such agreement shall expressly state that it is intended to amend or supplement, as the case may be, this Agreement.

                                   ARTICLE 2
                                 RIGHTS GRANTED

         2.1      LICENSE OF PATH 1 INTELLECTUAL PROPERTY

         During the Term, and subject to the following sentence, Path 1 grants to Leitch a non-exclusive, worldwide license to use, copy, modify, enhance, sell, distribute, support, maintain, and create derivative works from the Path 1 Intellectual Property in connection with the development, use and exploitation by Leitch of commercial products which incorporate or exploit Path 1 Intellectual Property (each, a "TRUECIRCUIT PRODUCT"). The license granted in this Section 2.1 shall not include any rights to the source code of the Network Operating System.

         2.2      EXPLOITATION RIGHTS IN TRUECIRCUIT PRODUCTS

                  (i) During the Exclusive Term, Leitch shall have the exclusive, worldwide right to make, have made, sell, offer for sale, Sublicense, support, maintain and otherwise exploit the TrueCircuit Products in connection with commercial activities directed to the Exclusive Market Use.

                  (ii) During the Exclusive Term, Leitch shall have the exclusive, worldwide right to grant to any Person the non-exclusive right to make, have made, sell, offer for sale, Sublicense, support, maintain and otherwise exploit the TrueCircuit Products in connection with commercial activities directed to the Exclusive Market Use, subject to the following:


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                           (A)      prior to granting any rights to any Person
                                    pursuant to this Section 2.2(ii), Leitch shall provide written notice to Path 1 identifying the Person to whom Leitch proposes to grant such rights (the "PROPOSED LICENSEE");

                           (B) Path 1 may, within thirty (30) Calendar Days following the receipt of such notice, notify Leitch in writing that Leitch may not grant any rights to the Proposed Licensee, provided that Path 1 may only provide such notice to Leitch if, in Path 1's reasonable determination, there is a material and foreseeable likelihood that the Proposed Licensee's exercise of such rights shall have a material adverse effect on Path 1's commercial activities relating to the Non-Exclusive Market Use;

                           (C)      if Path 1 provides the notice referred to in
                                    Section 2.2(ii)(B) within thirty (30)
                                    Calendar Days following the receipt by Path
                                    1 of the notice provided by Leitch pursuant to Section 2.2(ii)(A), Leitch shall not be entitled to grant the rights to such Person pursuant to this Section 2.2(ii); and

                           (D) if Path 1 does not provide the notice referred to in Section 2.2(ii)(B) within thirty (30) Calendar Days following the receipt by Path 1 of the notice provided by Leitch pursuant to Section 2.2(ii)(A), Leitch shall be entitled to grant the rights to such Person pursuant to this Section 2.2(ii).

                  (iii) During the period commencing on the first Calendar Day following the expiry of the Exclusive Term and continuing for the duration of the Term, Leitch shall have the non-exclusive, worldwide right to make, have made, sell, offer for sale, Sublicense, support, maintain and otherwise exploit the TrueCircuit Products in connection with commercial activities directed to the Exclusive Market Use.

                  (iv) During the Term, subject to any exclusive rights granted by Path 1 in accordance with Section 2.4 and the limitations thereon set forth in Section 2.4, Leitch shall have the non-exclusive, worldwide right to make, have made, sell, offer for sale, Sublicense, support, maintain and otherwise exploit the TrueCircuit Products in connection with commercial activities relating to the Non-Exclusive Market Use. The terms and conditions of this Agreement shall apply to the exercise by Leitch of this right; provided, however, the Parties agree to negotiate in good faith such different or additional terms and conditions governing the exercise by Leitch of this right as may be commercially reasonable and consistent with industry standard and which shall be at least as favourable in all respects as the terms and conditions extended to any other customer or licensee of Path 1.


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                  (v)      Leitch shall have no right to grant sublicenses under
                           this Agreement other than the rights specifically set forth in Section 2.2 (ii) and the right to grant Sublicenses specifically set forth in this Section 2.2.

         2.3      QUALITY AND PERFORMANCE

         Leitch shall design and manufacture TrueCircuit Products in accordance with any reasonable quality and performance criteria provided by Path 1 to Leitch in writing. Leitch shall, upon request, provide on a loan basis to Path 1 a reasonable number of samples of TrueCircuit Products for testing, together with instruction and service manuals. In the event that Path 1 shall provide Leitch with written notice that any TrueCircuit Product offered for sale by Leitch does not comply with such reasonable quality and performance criteria, Leitch shall, within one hundred twenty (120) days of receipt of such notice from Path 1, either a) remedy the noncompliance or b) suspend the sale of the same. In addition, Leitch shall include in its agreements with its Proposed Licensees requirements comparable to those contained in this Section 2.3.

         2.4      RIGHT OF FIRST OFFER IN RESPECT OF PATH 1 INTELLECTUAL
                  PROPERTY

         Path 1 shall have the right to grant to an Arm's Length Licensee the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to any Non-Exclusive Market Use, provided that Path 1 shall not grant any such exclusive right without first providing Leitch with the option to acquire that exclusive right in accordance with the following procedure:

                  (i) Path 1 shall provide written notice to Leitch specifying the major terms and conditions pursuant to which Path 1 proposes to grant to Leitch the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to a Non-Exclusive Market Use (the "OFFER"). The terms and conditions proposed by Path 1 in the Offer shall be reasonable, consistent with this Agreement and consistent with industry standards;

                  (ii) Leitch shall provide written notice to Path 1 indicating whether it rejects the Offer or whether it wishes to negotiate the terms of the Offer with Path 1 within fourteen (14) Calendar Days of the date Leitch receives such notice. If Leitch does not respond to Path 1 within such fourteen (14) Calendar Day period, Leitch shall be deemed to have rejected the Offer and Path 1 shall be governed by the provisions of Section 2.4(vi);

                  (iii) if Leitch provides written notice to Path 1 that it wishes to negotiate the terms of the Offer with Path 1 in accordance with Section 2.4(ii), then, for a period of up to thirty (30) Calendar Days following the date upon which Leitch received the Offer from Path 1, Leitch and Path 1 shall negotiate exclusively the terms upon which Leitch shall be exclusively entitled to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to such Non-Exclusive Market
                           Use based upon the terms and conditions set out in the Offer. The Parties may extend this thirty (30) Calendar Day exclusive negotiating period upon mutual written agreement;

                  (iv) if Leitch and Path 1 agree in writing to the terms and conditions pursuant to which Leitch shall be exclusively entitled to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to such Non-Exclusive Market Use, then Path 1 shall grant such exclusive rights to Leitch;

                  (v) if Leitch and Path 1 fail to agree in writing to the terms and conditions pursuant to which Leitch shall be exclusively entitled to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to such Non-Exclusive Market Use or if Leitch notifies Path 1 in writing that it rejects the Offer, then Leitch shall be deemed to have rejected the Offer;

                  (vi) if Leitch is deemed to have rejected the Offer pursuant to Section 2.4(ii) or Section 2.4(v), then Path 1 may grant the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to such Non-Exclusive Market Use to any Arm's Length Licensee upon terms and conditions which, taken as a whole, are not materially more favourable than those offered to Leitch, provided that Path 1 may not grant such rights to any such Arm's Length Licensee later than one hundred and eighty (180) Calendar Days after the date that Leitch is deemed to have rejected the Offer without Leitch's prior written consent. If Path 1 wishes to grant to any Arm's Length Licensee the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to a Non-Exclusive Market Use on terms and conditions which, taken as a whole, are materially more favourable than those offered to Leitch, Path 1 must first offer such more favourable terms to Leitch on an exclusive basis, and the Parties shall attempt to negotiate the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to such Non-Exclusive Market Use in accordance with the provisions of this Section 2.4;

                  (vii) if Path 1 enters into an agreement with an Arm's Length Licensee pursuant to which it grants to such Arm's Length Licensee the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to a Non-Exclusive Market Use after complying with the requirements of this Section 2.4, then Path 1 shall provide a copy of such agreement to Leitch, and Leitch shall agree that, subject to Section 2.4(viii), it shall not knowingly sell any TrueCircuit Products within the exclusive market segment granted by Path 1 to such Arm's Length Licensee for so long as the Arm's Length Licensee is granted exclusive rights in such market segment. Notwithstanding anything else in this Agreement, Leitch shall have no liability to Path
                           1, any Arm's Length Licensee, or any other Person in the event that any TrueCircuit Products sold by Leitch to Persons who are not within the exclusive market segment granted by Path 1 to an Arm's
                           Length Licensee are sold within the exclusive market segment granted to such Arm's Length
                           Licensee without Leitch's knowledge;

                  (viii) Notwithstanding Section 2.4(vii), Leitch shall have the following rights with respect to any exclusive market segment granted by Path 1 to an Arm's Length
                           Licensee:

                           (A) during the period commencing on the date that Path 1 provides to Leitch a copy of the agreement between Path 1 and the applicable Arm's Length Licensee relating to such exclusive market segment and continuing until the earlier of: (a) [****]; or
                                    (b) until inventory of TrueCircuit Products and parts existing or ordered as of the commencement of such period have been exhausted, Leitch shall have the right to sell and offer for sale TrueCircuit Products to, and support and maintain TrueCircuit Products sold by Leitch for, any Person in the exclusive market segment granted to such Arm's Length Licensee;

                           (B) during the period commencing on the date that Path 1 provides to Leitch a copy of the agreement between Path 1 and the applicable Arm's Length Licensee relating to such exclusive market segment and continuing for a period of [****], Leitch shall have the right to sell and offer for sale TrueCircuit Products to, and support and maintain TrueCircuit Products sold by Leitch for, any Person in the exclusive market segment granted to such Arm's Length Licensee who purchased any TrueCircuit Product from Leitch prior to the effective date of the exclusivity granted by Path 1 to such Arm's Length Licensee; and

                           (C) during the period commencing on the date that Path 1 provides to Leitch a copy of the agreement between Path 1 and the applicable Arm's Length Licensee relating to such exclusive market segment and continuing for a period of [****], Leitch shall have the right to provide support and maintenance services relating to the TrueCircuit Products sold by Leitch for any Person in the exclusive market segment granted to such Arm's Length Licensee who purchased any TrueCircuit Product from Leitch.

                  (ix) Path 1 shall not enter into an agreement with an Arm's Length Licensee pursuant to which Path 1 grants to such Arm's Length Licensee the exclusive right to use the Path 1 Intellectual Property to manufacture products and to sell such products in connection with commercial activities relating to any Core Use unless such agreement contains a provision requiring such Arm's Length Licensee to sell such products to Leitch under terms and conditions at least as favourable in all respects as those extended to any other customer or licensee of the Arm's Length Licensee.

         2.5      NETWORK OPERATING SYSTEM

         Path 1 shall develop a Network Operating System and shall enter into a license agreement with Leitch pursuant to which Path 1 grants to Leitch a license to use, and sell and distribute sublicenses to use, the Network Operating System in connection with the development, use and exploitation by Leitch of TrueCircuit Products in accordance with the terms of this Agreement. The Network Operating System shall be supplied in object code format only; however, Path 1 shall enter into a separate source code escrow agreement with Leitch and an escrow agent acceptable to both Leitch and Path 1. Such license agreement shall provide that Leitch shall pay to Path 1 a license fee in respect of the Network Operating System to be mutually agreed to by the Parties, which such license fee shall:

                  (i) be consistent with similar license fees charged for the right to use and exploit similar Technology in the market segment in respect of which Leitch has the right to use and exploit the Network Operating System and be commercially reasonable based upon the value of the market segment in respect of which Leitch has the right to use and exploit the Network Operating System, taking into account the market's size, potential, competitive pressures and other characteristics which affect its value;

                  (ii) be at least as favourable to Leitch as the most favourable license fee paid by any Person to Path 1 for similar license rights to use and exploit similar Technology in a market segment similar to the market segment in respect of which Leitch has the right to use and exploit the Network Operating System; and

                  (iii) subject to applicable competition or anti-trust laws, be in an amount which, based on the characteristics of the market in respect of which Leitch has the right to use and exploit the Network Operating System, enables Leitch to charge a price to its customers for the Network Operating System which includes a margin of no less than [****].

                                   ARTICLE 3
                       ROYALTIES, FEES AND RELATED MATTERS

         3.1      ROYALTY FOR PATH 1 INTELLECTUAL PROPERTY

         In consideration of the rights granted by Path 1 to Leitch pursuant to
         Article 2, commencing on the first Business Day following the expiry of the Royalty-Free Period and continuing in respect of each consecutive three (3) month period thereafter, Leitch shall pay Path 1 a royalty in respect of each individual TrueCircuit Product sold by Leitch or any Leitch sublicensee for which Leitch or such Leitch sublicensee has received full payment during such three-month period which is equal to the lesser of:

                  3.1.1    [****]; and

                  3.1.2    [****] of the Net TrueCircuit Product
                           Revenue for such TrueCircuit Product.

         3.2      PAYMENT PROCESS AND REPORTING

         Within thirty (30) Calendar Days after the end of each three-month period in respect of which a royalty payment is due, Leitch shall provide to Path 1 a written report containing all relevant information upon which Leitch's calculation of the royalty due and payable is based. Within ten (10) Business Days after delivery of the report, Path 1 shall render to Leitch an invoice indicating the amount of the royalty due for such period. All such royalty payments shall be due and payable by Leitch within thirty (30) Calendar Days following the receipt by Leitch of such invoice.

         3.3      TAXES

         Each Party shall be responsible for the payment of those taxes, duties, and levies levied on that Party from time to time in relation to such Party's performance pursuant to this Agreement. Where one Party is required to collect and remit taxes payable by the other Party, that Party shall so collect and remit such taxes. Without limiting the generality of the foregoing, Leitch shall be entitled to withhold from all fees payable to Path 1 hereunder all applicable withholding taxes and to remit same to all applicable taxing authorities as required by law.

         3.4      AUDIT

         Leitch will keep complete and accurate books and records containing information reasonably necessary for the purpose of determining the amount of royalties payable to Path 1 hereunder. At the request of Path 1, such books and supporting data will be made available, upon reasonable notice during the Term of this Agreement and for a period of two (2) years after its termination or expiration, for inspection by an independent third party auditor selected by the Party requesting the audit and reasonably acceptable to Leitch. In the event any such audit reveals an error in the books and records relating to the royalties payable to Path 1, the overpayment or deficiency will be paid by the appropriate Party within thirty (30) calendar days after completion of the audit. The cost of such audit will be paid by the Party requesting the audit, provided that if such audit reveals an error adverse to the auditing Party in excess of ten percent (10%), Leitch will pay, in addition to the deficiency, the reasonable, documented fees and expenses of such auditor.

                                   ARTICLE 4
               TRADE-MARKS; STANDARDIZATION; PUBLIC ANNOUNCEMENTS

         4.1      USE OF PATH 1 TRADE-MARK

         Leitch agrees that it shall include, in all user manuals provided to its customers in relation to any products or services which include Path 1 Intellectual Property, an acknowledgement specifying that such product or service includes Path 1 Intellectual Property, which acknowledgement shall include a reference to the applicable trade-mark of Path 1. The form of such acknowledgement shall be mutually agreed to by the Parties. In addition, Leitch shall include in its agreements with its Proposed Licensees a requirement that the Proposed Licensee shall comply with provisions substantially similar to this Section 4.1.

         4.2      STANDARDIZATION

         Leitch and Path 1 each agree to market and promote the products and services sold by the Parties hereunder in a manner designed to encourage the widespread and universal adoption of such products and services as the industry standard.

         4.3      PUBLIC ANNOUNCEMENTS

         Neither Party shall disclose or permit the disclosure to any other person of the existence of this Agreement or any of the transactions contemplated hereby unless such disclosure is approved in writing in advance by the other Party or is required by any applicable law, regulation (including, but not limited to, stock exchange regulations) or legal process. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as is agreed by the Parties.

                                   ARTICLE 5
                    CONFIDENTIALITY, OWNERSHIP AND PROTECTION

         5.1      CONFIDENTIALITY COVENANT

                  5.1.1 Each Party shall at all times, both during the term of this Agreement and thereafter, keep and hold all Confidential Information of the other Party in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this Agreement or as otherwise expressly permitted by this Agreement, without the other Party's prior written consent.

                  5.1.2    Each Party agrees:

                           (A) that it shall not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement; and

                           (B) that it shall take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which shall in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

                  5.1.3 Notwithstanding any other provision of this Section 5.1, each Party may disclose Confidential
                           Information:

                           (A) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law; or

                           (B)      on a "need-to-know" basis under an
                                    obligation of confidentiality to its
                                    Affiliates and to its and its Affiliates' authorized agents, contractors, legal counsel, accountants, banks and other financing sources and their advisors.

                  5.1.4 The terms and conditions of this Agreement constitute Confidential Information of each Party and shall not be disclosed without the written consent of the other Party which consent shall not be unreasonably withheld or delayed.

                  5.1.5 Each Party acknowledges that its failure to comply with the provisions of this Section 5.1 shall cause irreparable harm to the other Party which cannot be adequately compensated for in damages, and accordingly acknowledges that the other Party shall be entitled to obtain, in addition to any other remedies available to it, interlocutory and permanent injunctive relief to restrain any anticipated, present or continuing breach of this Section 5.1.

         5.2      RETURN OF CONFIDENTIAL INFORMATION

         Upon the termination of this Agreement, each Party shall return to the other Party or destroy, upon the other Party's request to that effect, all Confidential Information of the other which is then in its possession or control, and shall remove all digital representations thereof in any form from all electronic storage media in its possession or under its control.

         5.3      PATH 1 INTELLECTUAL PROPERTY

         Leitch acknowledges and agrees that, except as expressly provided hereunder, Path 1 shall own all Intellectual Property Rights in all Path 1 Intellectual Property including, without limitation, the Network Operating System. Without limiting the generality of the foregoing, Path 1 shall have the exclusive, worldwide right, at its own expense, to pursue the registration of Intellectual Property Rights in the Path 1 Intellectual Property and to enforce its Intellectual Property Rights therein. Leitch shall co-operate with Path 1, at Path 1's expense, in the pursuit of registration of Intellectual Property Rights in the Path 1 Intellectual Property. Leitch further agrees that it shall promptly notify Path 1 in writing of any infringement of any Intellectual Property Rights in any Path 1 Intellectual Property of which it becomes aware and that it shall co-operate with Path 1, at Path 1's expense, in enforcing Path 1's Intellectual Property Rights against third parties.

                                   ARTICLE 6
                 AGREEMENT TERM, EXCLUSIVE TERM AND TERMINATION

         6.1      DURATION OF AGREEMENT TERM

         This Agreement shall begin on the Effective Date and shall continue for a period of five (5) years (the "INITIAL TERM") unless terminated earlier in accordance with Section 6.3. This Agreement shall automatically renew for consecutive additional periods of five (5) years unless:

                  6.1.1    terminated earlier in accordance with Section 6.3; or

                  6.1.2 either Party provides written notice to the other Party on or prior to the Calendar Day which is ninety
                           (90) Calendar Days prior to the end of the then-current Initial Term or renewal thereof indicating that it wishes to terminate the Agreement at the end of the then-current Initial Term or renewal thereof; provided that Path 1 may only provide such a notice of termination if the Exclusive Term has expired as of the Calendar Day that Path 1 wishes to provide such notice of termination.

         6.2      DURATION OF EXCLUSIVE TERM

                  6.2.1 The initial duration of the Exclusive Term shall be the period beginning on the Effective Date and continuing until the end of the first Exclusive Year as described in Section 1.1.14.1 (the "INITIAL EXCLUSIVE TERM"). The Exclusive Term shall thereafter automatically renew for consecutive additional periods of one (1) year (each of which, for greater certainty, shall constitute an Exclusive Year) if, in respect of the then-current Exclusive Year, Path 1 has received Aggregate Annual Fees equal to or greater than the minimum Aggregate Annual Fees requirement applicable to each such Exclusive Year. The minimum Aggregate Annual Fees requirements applicable to each of the first five (5) Exclusive Year Periods are set out in Section 6.2.2 below. The minimum Aggregate Annual Fees requirement applicable to each Exclusive Year after the fifth (5th) Exclusive Year shall be determined in accordance with
                           Section 6.2.3.

                  6.2.2 The Parties agree that the minimum Aggregate Annual Fees requirement applicable to each of the first five
                           (5) Exclusive Years shall be as indicated in the table below:


                 -------------------------------------------------- -------------------------------------------------
                                  EXCLUSIVE YEAR                                 AGGREGATE ANNUAL FEES
                 -------------------------------------------------- -------------------------------------------------
                 First                                              [****]
                 -------------------------------------------------- -------------------------------------------------
                 Second                                             [****]
                 -------------------------------------------------- -------------------------------------------------


                                       20



                 -------------------------------------------------- -------------------------------------------------
                 Third                                              [****]
                 -------------------------------------------------- -------------------------------------------------
                 Fourth                                             [****]
                 -------------------------------------------------- -------------------------------------------------
                 Fifth                                              [****]
                 -------------------------------------------------- -------------------------------------------------

                  6.2.3 The Parties agree to follow the process set out in this Section 6.2.3 in order to determine the minimum Aggregate Annual Fees requirement applicable to the sixth (6th) and each subsequent Exclusive Year. No later than ninety (90) Calendar Days prior to the end of the then-current Exclusive Year, the Parties shall meet and negotiate in good faith the Aggregate Annual Fees requirement applicable to the following Exclusive Year. The Parties agree that each such Aggregate Annual Fees requirement shall be no less than the Aggregate Annual Fees requirement applicable to the preceding Exclusive Year and no greater than one and one half (1.5) times the Aggregate Annual Fees requirement applicable to the preceding Exclusive Year.

                  6.2.4 Path 1 may reduce the Aggregate Annual Fees requirement in any Exclusive Year or extend the period of time in respect of which Leitch must achieve such Aggregate Annual Fees requirement beyond the Exclusive Year in the event that the actual market conditions during such Exclusive Year are less favourable than the forecasted market conditions for such Exclusive Year.

         6.3      TERMINATION

                  6.3.1 Either Party may terminate this Agreement by providing written notice to the other Party if the other Party commits a material breach of a material term of this Agreement and fails to cure such breach within thirty (30) Calendar Days of receipt of written notice of such breach from the non-breaching Party.

                  6.3.2 Either Party may terminate this Agreement if the other Party: (i) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) Calendar Days after filing; (ii) suspends the operation of its present business or liquidates its business assets; or (iii) generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts.

         6.4      EFFECTS OF TERMINATION OR EXPIRATION

         Upon the termination or expiration of this Agreement, Leitch shall have the following rights:

                  6.4.1 during the period commencing on the effective date of such termination or expiration and continuing for the earlier of: (a) [****]; or (b) until inventory of TrueCircuit Products and parts existing or ordered as of the date of termination or expiration have been exhausted;or expiration. Leitch shall have the non-exclusive, worldwide right to sell and offer for sale TrueCircuit Product to, and support and maintain the TrueCircuit Products sold by Leitch for, any Person in connection with commercial activities relating to the Exclusive Market Use and the Non-Exclusive Market Use;

                  6.4.2 during the period commencing on the effective date of such termination or expiration and continuing for a period of [****], Leitch shall have the non-exclusive, worldwide right to sell and offer for sale TrueCircuit Products to, and support and maintain TrueCircuit Products sold by Leitch for, any Person who purchased any TrueCircuit Product from Leitch prior to the effective date of termination or expiration of this Agreement;

                  6.4.3 during the period commencing on the effective date of such termination or expiration and continuing for a period of [****], Leitch shall have the right to provide support and maintenance services relating to the TrueCircuit Products sold by Leitch for any Person who purchased any TrueCircuit Product from Leitch; and

                  6.4.4 during the periods referred to in Sections 6.4.1 to 6.4.3, Leitch shall have a non-exclusive, worldwide license to use, copy, modify, enhance, sell, distribute, support, maintain, and create derivative works from the Path 1 Intellectual Property as required in order to exercise the rights set out in each of Sections 6.4.1, 6.4.2, and 6.4.3, respectively.

         6.5      SURVIVAL

         The  provisions of Articles 5 and 7 and Sections 6.4,  6.5, 9.5 and
         9.7 shall survive any  termination  or expiration of this Agreement.

                                   ARTICLE 7
                 WARRANTY, INDEMNITY AND LIMITATION OF LIABILITY

         7.1      LEITCH REPRESENTATIONS, WARRANTIES AND COVENANTS

         Leitch represents, warrants and covenants to Path 1 as follows and acknowledges that Path 1 has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this
         Agreement:

                  7.1.1 it has the corporate capacity to enter into this Agreement and to perform each of its obligations hereunder;

                  7.1.2 it has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles; and

                  7.1.3 Leitch's performance of the obligations in this Agreement shall comply with and shall neither contravene, breach nor infringe any laws or regulations applicable in Canada.

         7.2      PATH 1 REPRESENTATIONS, WARRANTIES AND COVENANTS

         Path 1 represents, warrants and covenants to Leitch as follows and acknowledges that Leitch has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this
         Agreement:

                  7.2.1 it has the corporate capacity to enter into this Agreement and to perform each of its obligations hereunder;

                  7.2.2 it has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles;

                  7.2.3 it is and shall be the legal and beneficial owner or authorized licensor of all Intellectual Property Rights in the Path 1 Intellectual Property free and clear of all liens, charges and encumbrances to the extent that the same may restrict or limit the ability of Path 1 to perform its obligations or of Leitch to exercise its rights under this Agreement and Path 1 has the full power and authority to grant the rights in the Path 1 Intellectual Property herein contemplated without the consent of any other person;

                  7.2.4 Path 1 has not and shall not grant any rights or licenses to the whole or any part of the Path 1 Intellectual Property or enter into any agreement or understanding that would conflict with Path 1's obligations or Leitch's rights under this Agreement;

                  7.2.5 no portion of the Path 1 Intellectual Property contains or shall contain any disabling mechanism or protection feature designed to prevent its use including any clock, timer, counter, computer virus, worm, software lock, drop dead device, Trojan horse routine, trap door, time bomb or any other codes, designs, routines or instructions that may be used to access, modify, replicate, distort, delete, damage or disable the Path 1 Intellectual Property or any Technology on which the Path 1 Intellectual Property is used or displayed except as specifically designed into the Path 1 Intellectual Property of which Leitch has actual knowledge; and

                  7.2.6 Path 1's performance of the obligations in this Agreement shall comply with and shall neither contravene, breach nor infringe any laws or regulations applicable in the United States of America.

         7.3      LIMITATION OF WARRANTY

         THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE THE ONLY WARRANTIES PROVIDED BY EITHER PARTY HERETO. EXCEPT AS EXPRESSLY PROVIDED HEREIN, EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABLE QUALITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.

         7.4      INDEMNITIES

                  7.4.1 Notwithstanding any other provision hereof, Leitch agrees to defend, indemnify and hold Path 1 and its Affiliates and their respective directors, officers and employees harmless from and against all losses, costs, damages, expenses and liabilities (including reasonable legal fees) which they may suffer or incur arising out of or as a result of or relating in any manner whatsoever to any breach by Leitch of Section
                           7.1 or Section 5.1 of this Agreement.

                  7.4.2 Notwithstanding any other provision hereof, Path 1 agrees to defend, indemnify and hold Leitch and its Affiliates and their respective directors, officers and employees harmless from and against all losses, costs, damages, expenses and liabilities (including reasonable legal fees) which they may suffer or incur arising out of or as a result of or relating in any manner whatsoever to any breach by Path 1 of Section
                           7.2 or Section 5.1 of this Agreement.

         7.5      INFRINGEMENT CLAIMS

                  7.5.1 If all or any portion of the Path 1 Intellectual Property is, in Path 1's opinion, likely to or otherwise does become the subject of a claim for infringement of any Intellectual Property Rights, Path 1 shall, at its option and its sole cost and expense, either:

                           7.5.1.1 procure in favour of Leitch the right to use the same as contemplated herein;

                           7.5.1.2 modify the same to become non infringing provided that any such modification does not impair the ability of such Path 1 Intellectual Property to conform to and perform in accordance with the specifications therefor or the intended use of such Path 1 Intellectual Property; or


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

                           7.5.1.3 replace the infringing portion of such Path 1 Intellectual Property with compatible, equivalent and non-infringing Technology, Technology Documentation, Know-How or Confidential Information, as applicable.

         7.6      LIMITATIONS ON LIABILITY

         EXCEPT FOR EACH PARTY'S LIABILITY FOR BREACHES OF SECTIONS 5.1 AND 7.4 AND PATH 1'S OBLIGATIONS PURSUANT TO SECTION 7.5, WHICH SHALL INCLUDE, WITHOUT LIMITATION, LIABILITY FOR SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES AND LOSS OF PROFIT, THE LIABILITY OF EACH PARTY TO THE OTHER PARTY IN RELATION TO THIS AGREEMENT SHALL IN ALL CIRCUMSTANCES BE LIMITED TO DIRECT DAMAGES AND NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES OR LOSS OF PROFIT, WHETHER IN CONTRACT, TORT OR OTHERWISE RESULTING FROM ANY CAUSE OF ACTION WHATSOEVER, INCLUDING NEGLIGENCE, GROSS NEGLIGENCE, NEGLIGENT MISREPRESENTATION AND/OR FUNDAMENTAL BREACH OR OTHER THEORY OF LAW.

                                   ARTICLE 8
                   CONTRACT MANAGEMENT AND DISPUTE RESOLUTION

         8.1      CONTRACT GOVERNANCE

         The Parties agree to utilize the process set out in this Article 8 to consult and render decisions relating to the interpretation and implementation of this Agreement.

         8.2      CONTACTS AND CONTACT MEETINGS

         The Parties agree that each shall designate no more than two (2) principal contacts for day-to-day liaison and management of their relationship under this Agreement during the Term (the "Contacts"). Unless otherwise mutually agreed, the Contacts shall meet on a regular basis in person or by telephone, but in any event no less than once a month, in order to review the Parties' respective performance under this Agreement, discuss relevant issues, and resolve or, upon mutual agreement, escalate issues as necessary. The Contacts shall not have any authority or right to either amend or revise this Agreement, nor to waive any obligations, duties or responsibilities of either Party under this Agreement. Each Party shall pay its own costs associated with its respective Contacts.

         8.3      JOINT MANAGEMENT COMMITTEE

         Leitch and Path 1 shall form a management committee (the "Committee") composed of two or more senior representatives of Leitch and two or more senior representatives of Path 1 who shall, from time to time, meet to review and discuss matters related to this Agreement. The number of representatives of Leitch and Path 1 on the Committee shall at all times be equal. The Committee in its discretion may invite the participation of the

         Contacts or others in its deliberations. The Committee shall have the right to implement the Agreement and make decisions of an interpretive nature (including without limitation decisions regarding issues to be put before the Committee as set forth herein), but the Committee shall not have the authority or right to either amend or revise this Agreement, or to waive any obligations, duties or responsibilities of either Party under this Agreement. Each Party shall pay its own costs associated with its respective Committee representatives.

         8.4      DISPUTE RESOLUTION AND APPLICABLE LAW

         Leitch and Path 1 expressly agree to the following exclusive internal dispute escalation provisions governing all performance and disputes under this Agreement:

                  8.4.1 In the event that Leitch and Path 1 cannot resolve a dispute under the Agreement in the normal course of performance (including through recourse to the Contacts), then each Party's designated Committee members shall confer immediately and use reasonable efforts to resolve the dispute within fifteen (15) Calendar Days of their initial conference. No dispute shall be considered resolved until both Parties have agreed to the resolution in writing. The designated Committee members shall mutually agree on the methods by which they attempt to resolve any dispute such as, for example, telephone and/or video conferences, e-mail and fax communications, and/or face to face meetings. The costs under this Subsection 8.4.1 shall be shared equally by the Parties.

                  8.4.2 In the event that each Party's designated Committee members cannot resolve a dispute under the Agreement as specified in Section 8.4.1 above, then each Party's respective Presidents (or an equivalent or higher position) having responsibility for this Agreement shall confer immediately and use reasonable efforts to resolve the dispute within fifteen (15) Calendar Days of their initial conference. No dispute shall be considered resolved until both Parties have agreed to the resolution in writing. The respective Presidents (or equivalents) shall mutually agree on the methods by which they attempt to resolve any dispute such as, for example, telephone and/or video conferences, e-mail and fax communications, and/or face to face meetings. The costs under this Subsection 8.4.2 shall be shared equally by the Parties.

                  8.4.3 In the event that each Party's respective Presidents (or equivalents) cannot resolve a dispute under the Agreement as specified in Subsection 8.4.2 above, then the Parties shall resolve such dispute by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

                                   ARTICLE 9
                                     GENERAL

         9.1      EXPENSES

         Each of Leitch and Path 1 shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by it, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the transactions contemplated hereby.

         9.2      NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this Section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this Section. Notices and other communications shall be addressed as follows:

                  9.2.1    if to Path 1:

                           Path 1 Network Technologies Inc.
                           3636 Nobel Drive, Suite 275
                           San Diego, California
                           USA 92122
                           Attention:       Douglas A. Palmer
                           Telecopier No.: (858) 450-4203

                  9.2.2    if to Leitch:

                           Leitch Technology Corporation
                           25 Dyas Road
                           North York, Ontario
                           Canada M3B 1V7
                           Attention:       Reg Tiessen
                           Telecopier No.: (416) 445-4308

                           Copy to:

                           Attention:       James J. Sterling
                           Telecopier No.: (416) 445-0125

         Notwithstanding the foregoing, any notice or other communication required or permitted to be given by any Party pursuant to or in connection with any arbitration procedures contained in any Schedule hereto may only be delivered by hand or by facsimile or other means of electronic communication.

         9.3      TIME IS OF THE ESSENCE

         Time is of the essence of this Agreement.

         9.4      RELATIONSHIP OF PARTIES

         This Agreement is not intended to, and none of the provisions of this Agreement shall:

                  9.4.1    create a partnership between Leitch and Path 1;

                  9.4.2 create a fiduciary relationship between Leitch and Path 1;

                  9.4.3 create a relationship of principal and agent between Leitch and Path 1;

                  9.4.4 grant either Leitch or Path 1 any authority to bind the other to perform any obligations to any third party, or to hold itself out as having such authority to third parties; or

                  9.4.5 create any joint or several liability between Leitch and Path 1.

         9.5      FURTHER ASSURANCES

         Each of the Parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use commercially reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

         9.6      SEVERABILITY

         Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction and appropriate amendments shall be made to this Agreement to put the Party who is disadvantaged by such invalidity or unenforceability in the same financial position as if no provision hereof were invalid or unenforceable. In the event that any portion of this Agreement shall have been so determined to be or become invalid or unenforceable (the "Offending Portion"), the Parties shall negotiate in good faith such changes to this Agreement as shall best preserve for the Parties the benefits and obligations of such Offending Portion.

         9.7      GOVERNING LAW

         This Agreement shall be exclusively governed by, and construed in accordance with, the laws applicable in the State of New York, United States of America. Any state or Federal courts situated within the State of New York shall have the exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Each Party hereby:

                  9.7.1 submits and attorns to the exclusive jurisdiction of the federal or state courts located in New York;

                  9.7.2 consents to service of process being effected upon the other Party by registered mail sent to the address set forth in Section 9.2 hereof;

                  9.7.3 waives the right to a trial by jury in any dispute arising out of this Agreement.

         9.8      REMEDIES CUMULATIVE

         Unless otherwise expressly stated herein, all rights and remedies of each Party under this Agreement are in addition to that Party's other rights and remedies and are cumulative, not alternative.

         9.9      FORCE MAJEURE

         Any delay in or failure of performance by either Party under this Agreement shall not be considered a breach of this Agreement and shall be excused to the extent caused by an event of Force Majeure.

         9.10     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the Parties, their respective successors and permitted assigns. Neither Party shall assign or subcontract all or any portion of this Agreement without the other Party's prior written consent. Notwithstanding the foregoing, either Party may assign this Agreement or any of its rights or obligations hereunder to an Affiliate or to a purchaser of all or substantially all of that Party's assets without the other Party's prior consent. For the purposes of this
         Section 9.10 a change in Control of a Party shall not constitute an assignment.

         9.11     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any Party to this Agreement or its directors, officers, employees or agents, to any other Party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the Parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

         9.12     WAIVER

         A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach, non-observance or by anything done or omitted to be done by another Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

         9.13     AGREEMENT DRAWN IN ENGLISH

         The Parties confirm that it is their wish that this Agreement, as well as all other documents relating hereto, including all notices, have been and shall be drawn up in the English language only. Les parties aux presentes confirment leur volonte que cette convention, de meme que tous les documents, y compris tout avis, qui s'y rattachent, soient rediges en langue anglaise.

         9.14     COUNTERPARTS

         This Agreement may be signed in counterparts (including counterparts signed by facsimile transmission) and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF the Parties have executed this Agreement.

                                                LEITCH TECHNOLOGY CORPORATION


                                                By: /s/ J. A. MacDonald
                                                   -----------------------------
                                                       Name:
                                                       Title:

                                                By: /s/ Reg J. Tiessen
                                                   -----------------------------
                                                       Name:
                                                       Title:

                                                PATH 1 NETWORK TECHNOLOGIES INC.


                                                By: /s/ Vera Moldt
                                                   -----------------------------
                                                       Name:
                                                       Title:

                                                By: /s/ Michael Elliott
                                                   -----------------------------
                                                       Name:
                                                       Title: